Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Boundless Group

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, par value $0.0001 per share	(1)	Other	3,047,500	$4.00	$12,190,000.00	0.0001381	$1,683.44
Fees Previously Paid	Equity	Class A ordinary shares, par value $0.0001 per share	(2)	Other	4,600,000	4.00	18,400,000.00		2,541.04
Fees Previously Paid	Equity	Class A ordinary shares, par value $0.0001 per share	(3)	Other	1,909,313	$4.00	$7,637,252.00		$1,054.70

Total Offering Amounts:							$38,227,252.00		5,279.18
Total Fees Previously Paid:									4,494.70
Total Fee Offsets:									0.00
Net Fee Due:									$784.48

__________________________________________
Offering Note(s)

(1)	Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional Class A ordinary shares as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.

(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the offering price attributable to additional Class A ordinary shares that the underwriters have the option to purchase to cover over-allotments, if any.

Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional Class A ordinary shares as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.

(3)	Represents shares being sold by the selling shareholder, based on the proposed maximum aggregate public offering price.

Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional Class A ordinary shares as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.